EXHIBIT (b)

                           SECTION 906 CERTIFICATIONS

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code):

Each of the undersigned officers of WisdomTree Trust (the Trust), do hereby certify, to such officer's knowledge, that:

(1) the Trust's report on Form N-CSR for the period ended March 31, 2008 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated: June 6, 2008

/s/ Jonathan L. Steinberg
--------------------------------

Name:  Jonathan L. Steinberg
Title: President

Dated: June 6, 2008


/s/ Amit Muni
--------------------------------

Name:  Amit Muni
Title: Treasurer